EXHIBIT 31.2
CERTIFICATIONS
I, Roger B. Plank, certify that:
1.	I have reviewed this annual report on Form 10-K/A of Apache Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Roger B. Plank
Roger B. Plank
President (principal financial officer)

Date: September 28, 2010